Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 O: 650.493.9300 F: 650.493.6811

May 3, 2024

Zymeworks Inc.

108 Patriot Drive, Suite A

Middletown, Delaware 19709

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

This opinion is furnished to you in connection with the offering by Zymeworks Inc., a Delaware corporation (the “Company”), from time to time, of up to 570,637 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable upon the exchange of exchangeable shares (the “Exchangeable Shares”) in the capital of Zymeworks ExchangeCo Ltd., an indirect subsidiary of the Company, which issued the Exchangeable Shares to certain shareholders of Zymeworks BC Inc. (“Legacy Zymeworks”) in connection with redomicile transactions completed on October 13, 2022 pursuant to which the Company became the ultimate parent company of Legacy Zymeworks.

The Shares will be issued pursuant to (i) a registration statement on Form S-3ASR (File No. 333-279073) filed with the Securities and Exchange Commission (the “SEC”) by the Company on May 2, 2023 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the prospectus included in the Registration Statement (the “Base Prospectus”) and (iii) the prospectus supplement related to the Exchangeable Shares filed with the SEC by the Company on May 3, 2024 pursuant to Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”).

We are acting as counsel for the Company in connection with the issuance of the Shares by the Company. In such capacity, we have examined the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and the Prospectus. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons.

AUSTIN  BEIJING  BOSTON  BOULDER  BRUSSELS  HONG KONG  LONDON  LOS ANGELES  NEW YORK  PALO ALTO

SALT LAKE CITY  SAN DIEGO  SAN FRANCISCO  SEATTLE  SHANGHAI  WASHINGTON, DC  WILMINGTON, DE

Zymeworks Inc.

May 3, 2024

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares issuable upon exchange of the Exchangeable Shares have been duly authorized and, when such Shares are issued in accordance with the terms of the Exchangeable Shares and the agreements governing the Exchangeable Shares, such Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

We consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, to be filed on or about May 3, 2024, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.